Exhibit 10.13

AMENDED AND RESTATED LOAN AGREEMENT

This AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”), dated March 31, 2022, is made and entered into by and between Monex Finance Corporation ("Lender") and TradeStation Group, Inc., a Florida corporation (“Borrower”), with respect to the loan made by Lender to Borrower as follows.

WHEREAS:

(A)	Lender and Borrower entered into a Loan Agreement dated November 29, 2017, which was replaced and superseded by a Loan Agreement dated November 29, 2018, which was replaced and superseded by a Loan Agreement dated November 29, 2019, which was replaced and superseded by a Loan Agreement dated January 31, 2020, which was replaced and superseded by a Loan Agreement dated April 30, 2020, which was replaced and superseded by a Loan Agreement dated June 6, 2020 , which was replaced and superseded by a Loan Agreement dated August 31, 2020 , which was replaced and superseded by a Loan Agreement dated March 31, 2021 (the "Current Loan Agreement").

(B)	Borrower's subsidiary TradeStation Crypto Inc. (“TCI”) has been developing a crypto lending program (the “TCI Program”) and currently has certain crypto denominated loans outstanding with third-party borrower counterparties, and Lender and Borrower are willing to finance the TCI Program through loans made by Borrower to TCI (meaning that Lender will lend up to a specified amount of United States dollars to Borrower pursuant to this Agreement, which Borrower may then lend to TCI for the purpose of lending to third-party borrowers or for the purpose of purchasing cryptocurrency assets and then lending out those cryptocurrency assets to third-party borrowers).

(C)	Lender and Borrower wish to amend and restate the Current Loan Agreement on the date first written above to change the maximum amount of each tranche of loans and extend the period of the Current Loan Agreement.

NOW THEREFORE, IT IS HEREBY AGREED as follows:

Article 1 (Terms of Loan)

When a request for loan is received from Borrower, Lender shall lend out money ("Loan") subject to the terms and conditions herein. Execution of this Agreement shall not be regarded as Lender's loan commitment to Borrower.

1)	The Loan: Borrower shall request each Loan using the Loan Application in the form attached as Appendix 1 (Loan Application) or Appendix 2 (Rollover Loan Request), at least three business days prior to Funding Date. The Loan Application must be signed only by either the President or Chief Financial Officer of Borrower.

2)	Use of Proceeds: Borrower may use the Principal Amount for meeting the general financial requirements ofits or its subsidiaries' ordinary business operations ("Tranche A Loans") and lending to TCI for financing the TCI Program ("Tranche B Loans"). If Lender makes a Tranche B Loan to Borrower, Lender may request Borrower to submit the document evidencing the use of proceeds of such Tranche B Loan, and promptly upon such request of Lender, Borrower shall submit it to Lender.

3)	Maximum Amount: The aggregate outstanding balance of all Loans shall not exceed 180 million United States dollars; provided, however, that the aggregate outstanding balance of all Tranche B Loans shall not exceed 80 million United States dollars (each "Maximum Amount").

4)	Interest: Interest, as simple and not as compounding interest ("Interest"), shall accrue on the Principal Amount from (and including) the loan drawdown date (when the Loan is funded by Lender) (the "Funding Date") to (and excluding) the loan maturity date ("Maturity Date"), and payment shall be made on each payment date for the Interest accrued by (and excluding) the relevant payment date. The interest rate will be determined through consultation between Borrower and Lender according to the risk profile of each Tranche, and calculated based on a 360-day year.

5)	Payment: All payments of interest and principal shall be due and payable on the Maturity Date. As and when due and payable, Borrower shall pay down the Principal Amount and Interest by way of a bank transfer of immediately available funds in US dollars into the bank account designated in Paragraph 9 below. If there is a past due amount of either the Principal Amount or Interest (as the case may be, a "Past Due Amount"), the Interest shall be payable on such Past Due Amount accrued from and including the missed due date(s), but excluding the payment date, at an increased interest rate equal to 14% per annum, as damages and not as a penalty.

6)	Loan Maturity Date: Maturity Date, stated in each Loan Application, shall be determined with Lender's approval. Maturity Date shall not exceed six months from Funding Date.

7)	Minimum Amount: Each Loan (as initially funded, and as decreased by payment from time to time, a "Principal Amount") shall not be less than 100 thousand US dollars.

8)	Period of Agreement: This Agreement shall be effective from the date of Agreement to March 31, 2023. Termination of this Agreement shall not affect any party's rights and obligations under this Agreement or otherwise incurred prior to or on, and outstanding or otherwise unperformed or unpaid as of, the termination date (including all Obligations of Borrower). Loans which were utilized under the Current Loan Agreement and are outstanding as of the date hereof shall remain in full force and effect under this Agreement.

9)	Repayment Account: Borrower shall pay the Interest, the Principal Amount, delay damages (if any) and any other amounts payable by Borrower to Lender by way of bank transfer into the following bank account or any other bank account provided by Lender to Borrower:

BankName	Mizuho Bank, Ltd.
BranchName	KABUTOCHO CORPORATE BANKING AND SECURITIES BUSINESS DEPARTMENT
Beneficiary's Name	Monex Finance Corporation
SWIFT Code	MHCBJPJT
Account Number	5455456 USD

Article 2 (Change of Maximum Amount)

Notwithstanding anything to the contrary in Paragraph 3 and 8 of Article 1, Lender may reduce the Maximum Amount (by any amount, including to zero dollars) when Lender deems such action necessary due to changes in economic or financial conditions of the market, to protect Lender's rights regarding the Loan and other reasonable causes. If Lender reduces the Maximum Amount in its entirety, to zero dollars, this Agreement shall be terminated; and Borrower shall make immediate repayment of all outstanding Principal and Interest. If Lender reduces a portion of the Maximum Amount, Borrower shall immediate repay any Principal that exceeds such reduced Maximum Amount.

Article 3 (Treatment of Holidays)

If a payment date of Interest or Principal Amount does not fall on a business day, the payment shall be made on the immediately preceding business day. In this Agreement, the term "business day" shall mean any date (other than Saturdays and Sundays) on which commercial banks are open in Tokyo, New York and London.

Article 4 (Prepayment)

(1)	Borrower may not prepay all or part of the Principal Amount or the Interest unless it obtains the prior consent of Lender.

(2)	If Borrower prepays all or part of the Principal Amount with the consent of Lender as described in the preceding Paragraph, Borrower shall pay all of the Interest accrued by the time of such prepayment on the prepaid Principal Amount at the same time. In this case, the Interest shall accrue on the prepaid Principal Amount from (and including) the Funding Date to (and excluding) the prepayment date.

(3)	If all or part of the Principal Amount is prepaid without Lender's consent, or otherwise in violation of this Agreement, at Lender's election the interest rate on the remaining outstanding Principal Amount may be raised to apercentage so that Lender will receive the same amount of Interest Lender would have received had no such unauthorized prepayment occurred.

Article 5 (Acceleration)

(1) If any of the following events have occurred with respect to Borrower, any and all obligations under this Agreement (the "Obligations") shall automatically become due and payable without Lender providing any prior notice or demand, and Borrower shall immediately pay the Obligations (unless, solely in Lender's discretion, acceleration is waived and the payment terms of this Agreement reinstated):

1)	If Borrower is subject to a petition for the commencement of bankruptcy proceedings (hasan tetsuzuld kaishi), commencement of civil rehabilitation proceedings (mirifi saisei tetsuzuld kaishi) or commencement of corporate reorganization proceedings (kaisha kousei tetsuzuld kaishi) filed against it, unless dismissed within 60 days of its commencement (in which case the acceleration shall be deemed reversed), or goes voluntarily into bankruptcy or equivalent reorganization or liquidation, or any other similar proceedings have commenced (including a petition for or commencement of any proceedings similar thereto filed or made in the United States or any other country);

2)	If Borrower's note or check to a third-party vendor or creditor has been dishonored due to insufficient funds (other than due to an unintentional error that is quickly rectified), or Borrower becomes insolvent;

3)	If a notice or any other communication given or made by Lender to Borrower cannot be delivered to Borrower at its designated address for notices or last-known corporate headquarters on three (3) successive occasions or for three (3) consecutive months; or

4)	lf Monex Group, Inc. owns 50% or less (directly or indirectly) of the outstanding capital stock in Borrower.

(2)	If Borrower ceases to (directly or indirectly) own 100% of the outstanding shares in TCI., any and all obligations as to Tranche B Loans under this Agreement (the "Tranche B Obligations") shall automatically become due and payable without Lender providing any prior notice or demand, and Borrower shall immediately pay the Tranche B Obligations (unless, solely in Lender's discretion, acceleration is waived and the payment terms of this Agreement reinstated).

Article 6 (Acceleration upon Request)

If any of the following events have occurred with respect to Borrower, the Obligations shall become due and payable upon request of Lender, and Borrower shall immediately pay the Obligations:

1)	If Borrower materially breaches or defaults under this Agreement with respect to any of the Obligations, or any other obligations based on any agreement associated with this Agreement, and such breach or default is not cured, if it is curable, within fifteen (15) business days;

2)	If Borrower materially breaches or defaults under any other agreement with Lender or an affiliate of Lender with respect to any of the obligations it owes to Lender or Lender's affiliate under any such other agreement and such breach or default is not cured, if it is curable, within fifteen (15) business days;

3)	If Borrower is subject to a petition for attachment (sashiosae), provisional attachment (kari-sashiosae), provisional disposition (kari-shobun) or auction (keibai), or a disposition for nonpayment of taxes or governmental fees (including any proceedings similar thereto commenced in the United States or any other country);

4)	If Borrower has committed a sizeable treacherous act to the detriment of the Lender;

5)	If Borrower fails to perform its payment obligations in an amount exceeding USD 100,000 (and such failure is not cured within seven (7) business days); or

6)	If any event has occurred with respect to Borrower which makes Lender reasonably believe acceleration is necessary to preserve its claims against Borrower.

Article 7 (Investigation and Report)

(1)	Borrower shall submit to Lender Borrower's balance sheet and statement of operations for each quarterly accounting period and, upon the request of Lender, Borrower's trial balance and statement of cash flows, as well as give prior notice to the Lender regarding any proposed financial restatement.

(2)	Borrower shall, at any time requested by Lender, provide Lender with access and information reasonably necessary for an investigation by Lender of Borrower's internal controls and financial condition, and Borrower shall immediately notify Lender of any material adverse change in Borrower's financial condition or results of operations or the adequacy of its internal controls, or likelihood thereof, whether or not requested by Lender.

Article 8 (Exemption)

With respect to Borrower's signature or seal used for any transaction with Lender in connection with this Agreement, if Lender conducts such transaction after determining that such signature or seal is identical to the handwriting or seal impression provided by Borrower in past transactions (including this Agreement) after matching such handwriting or seal impression to the signature or seal in one or more of said past transactions, then even in the event of a forgery of the signature or seal or otherwise, Borrower shall bear any and all damages caused thereby.

Article 9 (Change in Contact Address and Notified Matters)

(1)	Lender and Borrower shall make any communication, notice and the like under this Agreement to each other at the following addresses.

To Lender:

Address	1-12-32, Akasaka, Minato-ku, Tokyo 107-6025, Japan
Telephone Number	+81-3-4323-3818

FAX	+81-3-4323-4064
E-mail	mg-finance@monex.co.jp
Department and Person in Charge	Department :Management division The Person in Charge: Hideki Yamamoto

To Borrower:

Address	8050 SW 10th Street, Suite 4000, Plantation, FL 33324 USA
Telephone Number	(954) 652-7085
FAX	(954) 652-5085
E-mail	GVance@tradestation.com
Department and Person in Charge	Department:Finance Greg Vance, Chief Financial Officer, TradeStation Group, Inc.

(2)	Borrower shall immediately notify Lender in writing of any change in Borrower's address, trade name, representative, seal, signature or any other matter relating to the above contact information.

(3)	If Borrower fails to make a notification under the preceding Paragraph, Borrower shall bear any and all disadvantages caused thereby and, if any notice or demand sent by Lender is delayed or does not arrive or timely arrive, such notice or demand shall be deemed to have arrived at the time it would have typically arrived had Borrower complied with the preceding Paragraph.

Article 10 (Application)

The timing, order and method of the application of the payments made by Borrower to Lender for the performance of the Obligations shall be left to the discretion of the Lender, provided that, generally speaking, payments shall be applied first to damages or similar fees or charges, then to accrued and unpaid Interest, and then to reduce the Principal Amount.

Article 11 (Gross up)

All payments under this Agreement shall be made without any deduction or withholding for or on account of any tax. On payment of Interest, Lender shall submit necessary documents to Borrower based on its request. Should any deduction or withholding to the payment of Interest be made due to the practice change of relevant tax authority, Borrower must pay the additional amount equivalent to the deducted amount.

Article 12 (Preparation of Notarized Deed)

Borrower shall, at any time upon the request of Lender, take the necessary steps to engage a notary public to execute a notarized certificate, in form and content provided by Lender and which is customary for loans of the nature of this Agreement, containing a clause wherein Borrower acknowledges the Obligations and agrees to perform them as required by this Agreement and applicable law.

Article 13 (Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. Any disputes arising from this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court.

IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement in duplicate as of the date first written above.

Lender (Creditor):	Monex Finance Corporation
1-12-32 Akasaka, Minato-ku, Tokyo

/s/ AKIRA INOUE
Akira Inoue , Representative Director

Borrower (Debtor):	TradeStation Group, Inc.
8050 SW 10th Street, Suite 4000
Plantation, FL 33324

/s/ Greg Vance
Greg Vance, Chief Financial Officer

Appendix 1

[On the Letterhead of the Borrower]

[DATE]

Monex Finance Corporation

1·12-32, Akasaka, Minato-ku, Tokyo 107-6025, Japan

Fax number:+81-3-4323-4064

E-mail:   mgfinance@monex.co.jp

Attn:   Management Department

Loan Application

Pursuant to AGREEMENT entered into by and between TradeStation Group, Inc. ("Borrower") and Monex Finance Corporation (''Lender'') dated March 31, 2022, Borrower hereby request the loan to be made by the Lender described below.

The deadline for submission: Three business days prior to Funding Date

1.	Request Information

Tranche:	A or B
Principal Amount :	USD
Aggregate Outstanding Balance:	USD
Funding Date :
Maturity Date
Interest Rate (Loan Rate):
Purpose (Use of Proceeds)

2.	Account Information

Bank Name:
Bank Address:
Account Holder Name:
Account No.
Swift Code

BORROWER:
TradeStation Group, Inc.
8050 SW 10th Street, #4000, Plantation, FL 33324, USA

By:

Name: Greg Vance
Title: Chief Financial Officer

Appendix2

[On the Letterhead of the Borrower]

[DATE]

Monex Finance Corporation

1-12-32,Akasaka, Minato-ku, Tokyo 107·6025, Japan

Fax number:+81-3-4323-4064

E-mail:   mg-finance@monex.co.jp

Attn:   Management Department

Rollover Loan Request

Pursuant to AGREEMENT entered into by and between TradeStation Group, Inc. ("Borrower") and Monex Finance Corporation (“Lender”) dated March 31, 2022, Borrower hereby request the loan to be made by the Lender described below.

The deadline for submission: Three business days prior to Funding Date

1.	Maturing Loan Information

Tranche:	A or B
Amount of the loan :	USD
Aggregate Outstanding Balance :	USD
Original Funding Date :
Maturity Date :
Interest Rate (Loan Rate) :
Interest Due :	USD
Less 10% IRS Withholding :	USD
To be transferred to Monex :	USD

2.	Roll Request Information

Amount of the loan Roll :	USD
Aggregate Outstanding Balance :	USD
Funding Date :
Maturity Date:
Interest Rate (Loan Rate) :
Purpose (Use of Proceeds)

BORROWER:
TradeStation Group, Inc.
8050 SW 10th Street, #4000, Plantation, FL 33324, USA

By:

Name: Greg Vance
Title: Chief Financial Officer